CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Presstek, Inc.
Hudson, New Hampshire

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Presstek, Inc. and in the Prospectus constituting part of such Registration Statement of our report dated February 19, 1999 (except for note 14, as to which the date is March 31, 1999) relating to the financial statements and schedule of Presstek, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 1999.





/s/ BDO Seidman, LLP

New York, New York
April 22, 1999